Exhibit 7

Durban Roodepoort Deep, Limited

(Incorporated in the Republic of South Africa)

(Registration number 1895/000926/06)

(Share code: DUR)

(ISIN: ZAE 000015079)

(ARBN number: 086 277 616)

(NASDAQ Trading Symbol: DROOY)

(“DRD”)

DRD LODGES EMPEROR MINES LIMITED BIDDER’S STATEMENT

DRD shareholders are referred to the announcement dated 8 March 2004 (“the announcement”). DRD is pleased to announce that it has lodged with the Australian Securities and Investments Commission its Bidder’s Statement in respect of the proposed takeover offer for Emperor Mines Limited (“the offer”), the terms of which have not changed from those published in the announcement.

Full details of the offer are contained in the Bidder’s Statement, which is available for viewing on DRD’s website (www.durbans.com and www.drd.co.za).

Johannesburg

26 March 2004

Financial adviser

Questco (Proprietary) Limited

(Registration number 2002/005616/07)

Sponsor

Standard Bank

Any enquiries in relation to the offer should be directed to –

DRD

Ian Murray

Chief Executive Officer, DRD

+27 11 381 7800

CIBC World Markets

(Financial adviser)

Neil Johnson

Managing Director,

+61 2 9275 1301 (office)

South Africa

Investor and Media Relations

Ilja Graulich

Durban Roodepoort Deep, Limited

+27 11 381 7826 (office)

+27 83 604 0820 (mobile)

James Duncan

Russell & Associates

+27 11 880 3924 (office)

+27 82 892 8052 (mobile)

Australasia

Investor and Media Relations

Paul Downie

Porter Novelli

+61 893 861 233 (office)

+61 414 947 129 (mobile)